Exhibit 99.1

MEDITE ENTERPRISES INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Medite Enterprise, Inc.

We have audited the accompanying consolidated balance sheets of Medite Enterprise, Inc. (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2013 and 2012.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Medite Enterprise, Inc. as of December 31, 2013 and 2012 and the results of their operations and cash flows for the years ended December 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

June 17, 2014

F-2

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	December 31,
	2013	2012
Assets

Current Assets:
Cash	$75	$65
Accounts receivable, net of allowance for doubtful accounts of $518 and $472 as of December 31, 2013 and 2012, respectively	1,594	1,383
Inventories	3,953	3,265
Prepaid expenses and other current assets	218	167
Deferred tax assets	269	232
Total current assets	6,109	5,112
Property and equipment, net	1,867	1,963
Shareholder receivables	-	101
Other Assets	194	155
Total assets	$8,170	$7,331

Liabilities and Stockholders’ Equity

Current Liabilities:
Secured lines of credit	$2,535	$1,878
Account payable	750	634
Accrued expenses	486	471
Current portion of long-term debt	204	207
Total current liabilities	3,975	3,190
Long term debt, net of current portion	1,571	1,740
Total Liabilities	5,546	4.930

Commitments and Contingencies

Stockholders’ Equity :
Common stock, $0.01 par value; 40,000 shares issued, authorized and outstanding; at December 31, 2013 and 2012	-	-
Additional paid-in capital	-	-
Accumulated other comprehensive income (loss)	287	118
Retained Earnings	2,337	2,283
Total stockholders’ equity	2,624	2,401

Total liabilities and stockholders’ equity	$8,170	$7,331

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2013	2012

Net Sales	$9,958	$9,555
Operating Expenses
Cost of revenues	5,932	5,744
Research and development	934	905
Selling, general and administrative	2,798	2,759

Total cost and expenses	$9,664	$9,408
Operating Income (Loss)	$294	$147

Other Expenses
Interest expense	314	244
Interest income	(48)	(104)
Non-operating expenses (income)	(45)	(37)

Total other expenses	$221	$103
Income from operations before income taxes	$73	$44

Income taxes (benefit)	19	9
Net Income (loss)	$54	$35

Statement of Comprehensive Income
Net Income (loss)	54	35
Other Comprehensive income (loss)
Foreign currency translation adjustments	168	(54)
Comprehensive income (loss)	222	(19)

Pro Forma Earnings Per Share
Net income (loss)	54	35
Pro forma basic and diluted earnings per share	(0.00)	(0.00)
Pro forma weighted average basic and diluted shares outstanding	1,468,750,000	1,468,750,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31,
	2013	2012
Cash Flows from Operating Activities:
Net Income (loss)	$54	$35
Adjustments to reconcile net income (loss) to cash (used in) provided by operations
Depreciation and amortization	202	265
Deferred taxes	(33)	(48)
Increase in allowance for doubtful accounts	25	136
Changes in assets and liabilities:
Accounts receivable	(166)	386
Inventories	(557)	(640)
Prepaid expenses and other current assets	177	76
Accounts payable and accrued liabilities	(106)	(119)
Net cash (used in) provided by operating activities	(404)	91

Cash Flows from Investing activity:
Purchase of Equipment	(95)	(177)
Net cash provided from (used in) investing activities	(95)	(177)

Cash Flows from Financing activities:
Advances net of repayments on lines of credit	644	565
Term note repayments	(210)	(244)
Distributions	-	(234)
Net cash provided by (used by) financing activities	434	87

Effect of exchange rates on cash and cash equivalents	75	6
Net increase in cash and cash equivalents	10	7
Cash and cash equivalents at beginning of year	65	58

Cash and cash equivalents at end of year	$75	$65

Cash paid for income taxes	-	43
Cash paid for interest	314	244

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MEDITE ENTERPRISE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY

(Dollars in thousands)

	Common Stock		Additional		Accumulated Other	Total
	Outstanding	Par	Paid-in	Retained	Comprehensive	Stockholders
	Shares	Value	Capital	Earnings	Income	Equity

December 31, 2011 Balance	40,000	$-	-	2,515	172	2,687

Distribution				(267)		(267)
Other comprehensive income					(54)	(54)
Net Income (loss)				35		35

December 31, 2012	40,000	$-	-	2,283	118	2,401

Net assets and liabilities of Medite Enterprise, Inc.		-	-	-	-	-
Other comprehensive income					169	169
Net Income (loss)				54	-	54

December 31, 2013	40,000	$-		2,337	287	2,624

The accompanying notes are an integral part of these consolidated financial statements

F-6

1. Organization and Summary of Significant Accounting Policies

Medite Enterprise, Inc. is a Florda Corporation engaged in the the business of cancer diagnosis and prevention, particularly within histology (processing of tissue samples) and cytology (processing of cellular material). The Company is active in the development, manufacture and marketing of a wide product range within the histology market.

These statements include the accounts of Medite Enterprise, Inc. (the “Company”, “we” and “us”) and its wholly owned subsidiaries, which consists of Medite GmbH, Burgdorf, Germany, Medite GmbH, Salzburg, Austria, Medite Lab Solutions Inc. (formerly Medite Inc.), Orlando, USA, and CytoGlobe, GmbH, Burgdorf, Germany

Medite Enterprise, Inc. was formed in September 2013, and whose purpose was to re-domicile the company in the United States from Germany. In December 2013, the shareholders of Medite GmbH, Burgdorf, the former parent, contributed 100% of the issued and outstanding stock of Medite GmbH, Burgdorf to Medite Enterprise, Inc. in exchange for all of the issued and outstanding shares of Medite Enterprise, Inc. While the Company was the legal acquirer, Medite GmbH, Burgdorf was treated as the accounting acquirer and the transaction was treated as a recapitalization, as at the time the Company had only nominal assets and liabilities, and had no operations of its own. As a result, at the closing, the historical financial statements of Medite GmbH, Burgdorf became those of Medite Enterprise, Inc. This has resulted in the Company’s consolidated statement of stockholders equity and related consolidated balance sheet sections being revised to reflect the recapitalization of Medite Enterprise, Inc. and the resulting retroactive presentation of the issuance of 40,000 shares that recapitalized Medite Enterprise, Inc.

In April 2014, the shareholders of the Company consummated a transaction in which 100% of the issued and outstanding shares of the Company were acquired by CytoCore, Inc. in exchange for the issuance by CytoCore, Inc. of 1,468,750,000 shares of its common stock to the shareholders of the Company. The result of this transaction was for the Company and its wholly owned subsidiaries to become wholly owned subsidiaries of CytoCore, Inc., a US public company. In addition, the shareholders of the Company became the majority owners of CytoCore, Inc., which will result in the transaction being accounted for as a reverse merger, in which the financial statements of the Company will become those of CytoCore, Inc.

Consolidation, Basis of Presentation and Significant Estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions are eliminated. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Significant assumptions are required in the valuation of the allowance for doubtful accounts and inventory overhead allocations. Significant assumptions also are required in the Company’s estimation of warranty reserves. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

Revenue Recognition

The Company derives its revenue primarily from the sale of medical products and supplies for the diagnosis and prevention of cancer. Product revenue is recognized when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products has occurred; (3) the selling price of the product is fixed or determinable; and (4) collectability is reasonably assured. The Company generates the majority of its revenue from the sale of inventory. The Company recognizes revenue when title and risk of loss transfer to the customer and all other revenue recognition criteria have been met. For a small subset of sales in Germany, the Company and its customers agree in the sales contract that risk of loss and title transfer upon the Company packing the items for shipment and notifying the Customer that their items are ready for pickup. The Company records such sales at time of completed packaging and segregation of the items from general inventory and notification has been confirmed by the customer.

Cash and Cash Equivalents

The Company considers all cash on deposit and highly-liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

F-7

Accounts Receivable

The Company generates accounts receivable from the sale of its products. The Company provides for a reserve against receivables for estimated losses that may result from a customer's inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon historical write-off percentages, known problem accounts, and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected.

Inventories

Inventories are stated at the lower of cost or market. Market, which represents selling price less cost to sell, considers general market and economic conditions, periodic reviews of current profitability and product warranty costs. Work in process and supplies of consumables are reviewed to determine if inventory quantities are in excess of forecasted usage or if they have become obsolete.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Buildings	33 yrs
Machinery and equipment	3-10yrs
Office furniture and equipment	2-10 yrs
Vehicles	5 yrs
Computer equipment	3-5 yrs

Normal maintenance and repairs for equipment are charged to expense as incurred, while significant improvements are capitalized.

Research and Development

All research and development costs are expensed as incurred. Research and development costs consist of engineering, product development, testing, developing and validating the manufacturing process, and regulatory related costs.

Impairment or Disposal of Long-Lived Assets, Including Finite-Lived Intangible Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Foreign Currency Translation

The U.S. dollar and the Euro are our functional currencies for our operations. All monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date and the resulting unrealized translation gains or losses are reflected in operations. Non-monetary assets are translated at historical exchange rates. Revenue and expense items are translated at the average rate of exchange for the year.

F-8

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of currently due plus deferred taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting carrying amounts and the respective tax bases of assets and liabilities, and are measured using tax rates and laws that are expected to be in effect when the differences are expected to be recovered or settled. Valuation allowances are provided against deferred tax assets if it is more likely than not that the deferred tax assets will not be realized.

The Company follows the guidance of FASB ASC 740-10 which relates to the Accounting for Uncertainty in Income Taxes, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This interpretation prescribes a comprehensive model for financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

Pro Forma Financial Information

As discussed in Note 1, in April 2014, the Company was acquired by CytoCore, Inc., a US public company. Upon closing of the Merger, the financial statements of the Company became those of CytoCore, Inc. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma earnings per share information on the face of the statement of operations has been presented which reflects the impact of the Company's change in capital structure as if it had occurred at the commencement of operations on January 1, 2012.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (the “FASB”) provided guidance that simplifies how an entity tests indefinite-lived intangibles for impairment. The amended guidance allows companies to first assess qualitative factors to determine whether it is more-likely-than-not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test. This update became effective for annual and interim reporting periods for fiscal years beginning after December 15, 2012 for public companies and for fiscal years beginning after December 15, 2013.

The FASB updated guidance related to additional reporting and disclosure of amounts reclassified out of accumulated other comprehensive income (AOCI). Under this new guidance, companies are required to disclose the effect of significant reclassifications out of AOCI on the respective line items on the income statement if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under GAAP that provide additional details about those amounts. This update became effective for annual and interim reporting periods for fiscal years beginning after December 15, 2012 for public companies and after December 15, 2013 for private enterprises.

The Company has chosen to qualify as an Emerging Growth Company (“EGC”) and use the deferral provisions under Securities Act Section 7(a)(2)(B) and therefore does not expect to adopt the guidance from new accounting policies issued with effective dates after April 2012 until such time as the earlier of when they become applicable to private enterprises or the Company no longer qualifies as an EGC. We therefore expect to adopt these policies in 2014 and do not expect them to have a material impact on our results or financial position.

2. Inventories

The following is a summary of the components of inventories (in thousands):

	December 31,
	2013	2012
Raw materials	$1,748	$1,403
Work in progress	137	9
Finished Goods	2,068	1,853
	$3,953	$3,265

No amounts were reserved for scrap or obsolete inventory as of December 31, 2013 and 2012, respectively.

F-9

3. Property and Equipment

The following is a summary of the components of property and equipment as of December 31 (in thousands):

	2013	2012
Land	$244	$244
Buildings	1,352	1,349
Machinery and equipment	407	469
Office furniture and equipment	240	245
Vehicles	39	72
Computer equipment	86	86
Construction in progress	386	311
Less: Accumulated depreciation	(887)	(813)
	$1,867	$1,963

Depreciation expense amounted to approximately $186,000 and $243,000 for the years ended December 31, 2013 and 2012, respectively and is included in the cost of revenues line item on the statement of operations.

4. Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2013	2012
Accrued taxes and withholdings	$211	$181
Accrued warranty reserve	98	91
Accrued wages	57	115
Accrued other	120	84

	$486	$471

5. Debt and Line of Credit

Our outstanding indebtedness was as follows as of December 31 (in thousands):

	2013	2012
Hannoversech Volksbank Credit line #1	$759	$506
Hannoversech Volksbank Credit line #2	1,333	1,057
Hannoversech Volksbank Credit line #3	444	315
Hannoversech Volksbank term loan #1	211	288
Hannoversech Volksbank term loan #2	138	199
Hannoversech Volksbank term loan #3	393	470
Participation rights	1,032	990
	$4,310	$3,825

F-10

In July 2006, Medite GmbH, Burgdorf, entered into a line of credit agreement with Hannoversche Volksbank. The line of credit granted a maximum borrowing authority of 400,000 euros, which was amended in 2012 to increase the maximum borrowing to 600,000 euros with a variable interest rate of 8% per annum as of December 31, 2013. The line of credit has no stated maturity date but may be cancelled by the bank upon notice to the Company. The line of credit is collateralized by the accounts receivable and inventory of Medite GmbH, Burgdorf and is guaranteed by the shareholders of the Company.

In July 2006, Medite GmbH, Burgdorf, entered into a secondary line of credit agreement with Hannoversche Volksbank. The line of credit granted a maximum borrowing authority of 480,000 euros, which was later amended to increase the maximum borrowing to 1 million euros with a variable interest rate of approximately 3.98% as of December 31, 2013. The line of credit has no stated maturity date but may be cancelled by the bank upon notice to the Company. The line of credit is guaranteed by the shareholders of the Company and a mortgage on the property of the Company. In addition, the shareholders have named the bank as beneficiary on a term life insurance policy on each shareholder in the amount of 500,000 euros.

In June 2012, CytoGlobe, GmbH, Burgdorf, entered into a line of credit agreement with Hannoversche Volksbank. The line of credit granted a maximum borrowing authority of 400,000 euros. The credit line is split into two tranches for interest rate purposes, with the first 200,000 euro tranche at a variable rate of approximately 4% per annum at December 31, 2013 and the second 200,000 euro tranche at 8% per annum. The line of credit has no stated maturity date but may be cancelled by the bank upon notice to the Company. The line of credit is collateralized by the accounts receivable and inventory of CytoGlobe GmbH, Burgdorf and is guaranteed by the shareholders of the Company.

In December 2006, Medite GmbH, Burgdorf, entered into a 500,000 euro term loan agreement with Hannoversche Volksbank with an interest rate of 3.4% per annum. The term loan has a maturity of September 2016 and requires semi-annual principal payments of approximately 27,780 euros each. The term loan is guaranteed by the stockholders of the Company and also a mortgage on the property of the Company.

In June 2006, Medite GmbH, Burgdorf, entered into a 400,000 euro term loan with Hannoversche Volksbank with an interest rate of 3.6 per annum. The term loan has a maturity of June 2016, requires 18 semi-annual principal repayments of approximately 22,220 euro each. The term loan is guaranteed by the stockolders of the Company and also has subordinated assignments of all of the receivables and inventories of Medite GmbH, Burgdorf and also has a subordinated pledge of stockholder term life insurance policies.

In November 2008, Medite GmbH, Burgdorf, entered into a 400,000 euro term loan with Hannoversche Volksbank with a variable interest rate of approximately 4.7% per annum as of December 31, 2013. The term loan has a maturity of December 31, 2018, and requires quarterly principal repayments of 13,890 euro each. The term loan is guaranteed by the stockholders of the Company and also includes a partial subordinated pledge of the receivables and inventory of Medite GmbH, Burgdorf.

In March 2009, the Company entered into a participation rights agreement in the form of a debenture which a mezzanine lender agreed to advance the Company up to 1.5 million euros in two tranches of 750,000 euros each. The first tranche was paid to the Company at closing with the second tranche being conditioned on Medite GmbH, Burgdorf and its subsidiaries hitting certain performance targets. Those targets were not met and the second tranche was never disbursed. The debenture pays interest at the rate of 12.15% per annum and matures in 2016.

F-11

The following table summarizes the maturities of the Company’s outstanding indebtedness, at December 31, 2013 over the following five years:

2014	$2,739
2015	204
2016	1,209
2017	79
2018 and beyond	79
$4,310

6. Income Taxes

The income tax expense (benefit) consisted of the following (in thousands):

	Years Ended December 31,
	2013	2012

Total current	$51	$55
Total deferred	(32)	(46)
Total expense (benefit)	$19	$9

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax provision to the actual income tax benefit (in thousands):

	Years Ended December 31,
	2013	2012
Federal statutory rate	19	7
State taxes, net of federal benefit	-	2
Research and development credits	-	-
Equity related expenses	-	-
Change in valuation allowance	-	-

Total income tax expense	19	9

F-12

Significant components of the Company’s deferred tax assets were as follows (in thousands):

	December 31,
	2013	2012
Deferred tax assets:
Net operating loss carryforwards	$129	$129
Accounts receivable and allowance timing differences	156	117
Total deferred tax assets	285	246
Deferred tax liabilities:
Inventory adjustments	(16)	(14)
Total deferred tax liabilities	(16)	(14)
Net deferred tax assets	269	232
Less valuation allowance	-	-
Net deferred tax assets (liabilities)	$269	$232

At December 31, 2013 and 2012, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $0.368 million and $0.366 million, respectively from its US subsidiary. The federal and state net operating loss carryforwards will expire from 2027 to 2033, unless previously utilized and could be severly limited under the requirements of Section 382 of the internal revenue code of the United States, because of the change in control of the Company (see Notes 1 and 9).

During the years ended December 31, 2013 and 2012, the Company recognized no amounts related to tax interest or penalties related to uncertain tax positions. The Company is subject to taxation in the United States and various state jurisdictions. The Company currently has no years under examination by any jurisdiction.

7. Commitments and Contingencies

The Company currently leases warehouse space in Germany under a month to month operating lease with a monthly rental fee of 4,000 euro. The Company currently has 12 vehicles it leases for delivery and other purposes with expirations ranging from April 2014 through August 2015. In July 2013, the Company entered into a lease agreement for administrative office and warehouse space. The lease has a term of 5 years and requires minimum monthly rental payments starting at $2,277 per month increasing to $2,563 per month in year 5. No amounts were recorded for deferred rent for the rent escalation clauses as they were immaterial in 2013. In total the leases require minimum monthly rental payments of approximately 5,100 euros. Total rent expense for the years ended December 31, 2013 and 2012 was approximately $210,000 and $204,000, respectively.

F-13

The following table summarizes future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2013 (in thousands):

Years ending December 31:
2014	$53
2015	39
2016	25
2017	25
2018	18
Thereafter	-
Total minimum lease payments	$160

The Company is currently in the process of obtaining default judgments against a number of customers who have defaulted on repayment on their outstanding invoices and the purchaser of a former subsidiary for non-payment. The total amount currently awaiting default judgments is approximately 428,000 euros. While the Company believes that it may recover substantially all of the amounts outstanding through the enforcement of the judgments, it currently has included reserves for 100% of the amounts owed as of December 31, 2012 and 2013 due to the difficulty of enforcement of any judgments obtained, especially across international borders.

8. Segment and Geographical Information

The Company operates in one operating segment. However, the Company has assets and operations in the United States and Germany. The following table shows the breakdown of our operations and assets by Country (in thousands):

	United States		Germany
	2013	2012	2013	2012

Total Assets	$811	$700	$7,359	$6,631
Property & equipment, net	17	21	1,850	1,942
Revenues	673	612	9,285	8,943
Net income	(20)	(33)	74	68

9. Subsequent Events

On January 11, 2014, the Company’s shareholders entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CytoCore, Inc., a Delaware corporation (“CytoCore”). Pursuant to the Agreement, CytoCore agreed to acquire 100% of the issued and outstanding capital stock of the Company from the shareholders in exchange for the issuance of up to 1,500,000,000 shares of the CytoCore’s common stock (the “Shares”) to the shareholders. The Purchase Agreement also provides that the shareholders will indemnify the Company for certain losses during the one year period following the closing. In connection with such indemnification rights, the Agreement provides that 375,000,000 of the Shares will be deposited with the Company and held for a period of 12 months to cover certain indemnification claims that the Company may have against the Shareholders.

F-14

Closing of the acquisition of Medite was conditioned upon: (i) the completion of a private placement transaction resulting in gross cash proceeds to the Company of $2.5 million (the “Private Placement”), and (ii) the conversion of certain accrued wages of the Company into shares of the Company’s common stock. In addition, as of the closing, there shall be no more than 1,875,000,000 shares of the Company’s common exclusive of any shares of the Company’s common stock issued in connection with the Private Placement.

On April 3, 2014, pursuant to the terms and conditions of the Purchase Agreement, as amended to date, CytoCore acquired 100% of the issued and outstanding capital stock of the Company in exchange for the issuance of up to 1,500,000,000 shares of the Company’s common stock to the Shareholders, of which 1,468,750,000 shares were issued upon the closing of the Acquisition. Concurrent with the closing, CytoCore closed on a private placement and received gross proceeds of approximately $1.529 million and subsequently, in May and June 2014, received additional gross proceeds of approximately $261,000.

F-15